UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CISCO SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 2, 2015

Dear Cisco Shareholder,

PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED

AT THE UPCOMING ANNUAL MEETING!

The November 19, 2015 Annual Meeting of Shareholders is fast approaching, and according to our latest records, we have not yet received your vote. Your Board of Directors recommends that shareholders vote FOR each of the nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.

Your vote is important, no matter how many or how few shares you may own. Please help your company avoid the expense of further solicitation. Since time is short, we encourage you to vote today by telephone or by Internet.

Thank you for your support.

Sincerely,

/s/ Charles H. Robbins

Charles H. Robbins
Chief Executive Officer

YOUR VOTE IS IMPORTANT!

Since time is short, we encourage you to vote your shares by telephone or by

Internet—please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-687-1866.

CISCO
TIME SENSITIVE:
IMPORTANT SHAREHOLDER
INFORMATION ENCLOSED
-- TIME IS SHORT! --
THE ANNUAL MEETING OF SHAREHOLDERS
OF CISCO SYSTEMS, INC. IS SCHEDULED
FOR THURSDAY, NOVEMBER 19, 2015
PLEASE ENSURE YOUR SHARES
ARE REPRESENTED—
VOTE TODAY,
BY TELEPHONE OR INTERNET!
SIMPLY FOLLOW
THE EASY INSTRUCTIONS
ON THE ENCLOSED VOTING FORM
If you need assistance in voting
your shares, please call:
INNISFREE M&A INCORPORATED
Toll-free, at (877) 687-1866

** 3 EASY WAYS TO VOTE **
YOUR VOTE IS IMPORTANT – VOTE TODAY!
1. Vote by Internet: Go to www.proxyvote.com. Have your control number listed on the voting form ready and follow the simple instructions.
2. Vote by Phone: Please call the toll free number listed on your voting form. Have your control number listed on the voting form ready and follow the simple instructions.
3. Vote by Mail: Mark, sign and date your voting form and return it in the postage-paid return envelope.